EXHIBIT 1.2

                             WEIL, GOTSHAL & MANGES


                                 April 28, 2003

Hanson PLC
Hanson Australia Funding Limited
c/o Hanson PLC
1 Grosvenor Place
London SW1X 7JH
England

Ladies and Gentlemen:

         We have acted as United States counsel to Hanson PLC, a public limited company incorporated under the laws of England and Wales ("Hanson"), and Hanson Australia Funding Limited, a company incorporated under the laws of Australia ("Hanson Australia Funding" and, together with Hanson, the "Registrants"), in connection with the preparation and filing with the Securities and Exchange Commission of the Registration Statement on Form F-3 (the "Registration Statement") of the Registrants for registration under the Securities Act of 1933, as amended, of, inter alia, (i) guaranteed debt securities (the "Guaranteed Debt Securities") of Hanson Australia Funding, the terms of which are set forth in the Prospectus Supplement dated April 28, 2003 to be filed pursuant to Rule 424(b) (the "Prospectus Supplement"), and (ii) guarantees (the "Guarantees") by Hanson (as the "Guarantor") of the Guaranteed Debt Securities.

         In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement and the Prospectus Supplement; the Indenture, dated as of March 18, 2003, among Hanson Australia Funding, the Guarantor and The Bank of New York, as trustee (the "Hanson Australia Funding Indenture"), pursuant to which the Guaranteed Debt Securities and Guarantees will be issued; the forms of Guaranteed Debt Securities and Guarantees, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Registrants, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Registrants.

                       ONE SOUTH PLACE, LONDON EC2M 2WG
               TEL: +44 (0) 20 7903 1000 FAX: +44 (0) 20 7903 0990
      BRUSSELS . BUDAPEST . DALLAS . FRANKFURT . HOUSTON . MIAMI . NEW YORK
         PRAGUE . SILICON VALLEY . SINGAPORE . WARSAW . WASHINGTON, D.C

 Weil, Gotshal & Manges is a partnership of registered European and foreign lawyers and solicitors. A list of the names and professional qualifications of the partners is available at the above address.
                          Regulated by the Law Society


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Hanson PLC et al.
April 28, 2003
Page 2

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

         When the Guaranteed Debt Securities have been duly executed and authenticated in accordance with the Hanson Australia Funding Indenture; the Guarantees have been endorsed on the Guaranteed Debt Securities and executed as contemplated in the Hanson Australia Funding Indenture; and the Guaranteed Debt Securities have been issued and sold as contemplated in the Registration Statement, the Guaranteed Debt Securities and the Guarantees will constitute the legal, valid and binding obligations of Hanson Australia Funding or the Guarantor, as applicable, entitled to the benefits provided by the Hanson Australia Funding Indenture, enforceable against Hanson Australia Funding or the Guarantor, as applicable, in accordance with the terms of the Guaranteed Debt Securities or the Guarantees, as applicable, subject (A) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and (B) as to enforceability, to general principles of equity including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. In rendering our opinions, we have, with your approval, relied (i) as to all matters governed by the laws of England and Wales upon the opinions of Graham Dransfield delivered to the Registrants on April 28, 2003, and (ii) as to all matters governed by the laws of Australia upon the opinions of Mallesons Stephen Jaques delivered to the Registrants on April 28, 2003.

         We consent to the incorporation by reference of this letter into the Registration Statement and to any and all references to our firm in the Prospectus (including the Prospectus Supplement) which is part of the Registration Statement.

                                                  Very truly yours,

                                                  /s/ Weil, Gotshal & Manges LLP